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                                                                   EXHIBIT 10.59

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           CRESCENT INTERNATIONAL LTD.

                                       AND

                            APPLIEDTHEORY CORPORATION

                          DATED AS OF FEBRUARY 22, 2001

      This STOCK PURCHASE AGREEMENT is entered into as of the 22nd day of February, 2001 (this "Agreement"), by and between Crescent International Ltd. (the "Investor"), an entity organized and existing under the laws of Bermuda, and AppliedTheory Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").


      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $30,000,000 of the Common Stock (as defined below); and


      WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.


      NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

      Section 1.1. "Affiliate" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controls" and "controlled" have meanings correlative to the foregoing.

      Section 1.2. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate
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in the distribution of dividends (as and when declared) or assets (upon liquidation of the Company).

      Section 1.3. "Closing" shall mean one of the closings of a purchase and sale of the Common Stock and the issuance of the Warrants pursuant to Section
2.1 of this Agreement.

      Section 1.4. "Closing Date" shall mean, with respect to a Closing, the second Trading Day following the Sale Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

      Section 1.5. "Closing Price" shall mean, with respect to the Common Stock, the per share price for such Common Stock as reported under Section 10.2 of this Agreement.

      Section 1.6. "Closing Statement" shall mean the closing statement executed by the Company and the Investor on the Subscription Date and on each Closing Date, setting forth the actions taken by the Company and the Investor on the Subscription Date and on such Closing Date, as applicable, and the amounts due to the payee entities set forth on Schedule 10.1 hereto, on the Subscription Date and such Closing Date, as applicable, in the form of Exhibit A attached hereto.

      Section 1.7. "Commitment Period" shall mean the period commencing on the Subscription Date and expiring on the earlier to occur of (i) the date on which the Investor shall have purchased Commitment Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.5 hereof, or (iii) the date occurring 24 months from the Subscription Date.

      Section 1.8. "Commitment Shares" shall mean the First Sale Shares and the Subsequent Sale Shares, collectively.

      Section 1.9. "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

      Section 1.10. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

      Section 1.11. "Daily Trading Value" shall mean, on any Trading Day, the Closing Price multiplied by the trading volume of the Common Stock.

      Section 1.12. "Damages" shall mean any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of, any action, suit or proceeding between any indemnified party and any indemnifying party or between any indemnified party and any third party, or otherwise, or any claim asserted).

      Section 1.13. "Effective Date" with respect to each Sale of Registrable Securities shall mean the earlier to occur of: (i) the applicable date on which the SEC has declared effective a Registration Statement registering resale of Registrable Securities as set forth in the Registration


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Rights Agreement and (ii) the date on which such Registrable Securities first become eligible for resale pursuant to Rule 144 of the Securities Act.

      Section 1.14. "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      Section 1.15. "First Sale" shall have the meaning set forth in Section 2.1(a) of this Agreement.

      Section 1.16. "First Sale Shares" shall have the meaning set forth in
Section 2.1(a) of this Agreement.

      Section 1.17. "Incentive Warrant" shall mean the Incentive Warrant in the form of Exhibit B hereto issued pursuant to Section 2.1(c) of this Agreement.

      Section 1.18. "Incentive Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Incentive Warrant.

      Section 1.19. "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Commitment Shares with respect to any Sale Date as notified by the Company to the Investor in accordance with Section 2.3 hereof.

      Section 1.20. "Legend" shall have the meaning specified in Section 8.1 of this Agreement.

      Section 1.21. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement, (ii) the Registration Rights Agreement and (iii) the Warrants.

      Section 1.22. "Maximum Commitment Amount" shall mean $30,000,000.

      Section 1.23. "Maximum Sale Amount" shall mean (i) with respect to the First Sale, up to 2.75 times the average of the Daily Trading Values and (ii) with respect to each Subsequent Sale, up to 2.00 times the average of the Daily Trading Values, during the 22 Trading Day period immediately preceding the Sale Notice Date relating to each such Sale, and in each case subject to a maximum amount of $2,500,000, unless a higher amount is agreed to in writing by the Company and the Investor. If (A) the Threshold Closing Price Condition is not met or (B) the average of the Daily Trading Values during the 22 Trading Day period immediately preceding the applicable Sale Notice Date is less than $150,000, then the Maximum Sale Amount shall be $50,000.

      Section 1.24. "Minimum Time Interval" shall mean (i) if the previous Sale related to the sale of unregistered Common Stock, 22 Trading Days from the Effective Date relating to such Sale or (ii) if the previous Sale related to the sale of registered Common Stock, 22 Trading Days from the previous Sale Date.


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      Section 1.25. "NASD" shall mean the National Association of Securities
Dealers, Inc.

      Section 1.26. "Outstanding" when used with reference to Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

      Section 1.27. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.28. "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Electronic Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.29. "Protective Warrant" or "Protective Warrants" shall mean any and all Protective Warrant(s) in the form of Exhibit C hereto issued pursuant to
Section 2.1(b) of this Agreement.

      Section 1.30. "Protective Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Protective Warrants.

      Section 1.31. "Purchase Price" shall mean 93% of the lowest three consecutive Closing Prices during (i) with respect to a Sale, the 22 Trading Day period immediately preceding and ending on the applicable Sale Date and (ii) with respect to an Effective Date, the 22 Trading Day period immediately preceding such Effective Date.

      Section 1.32. "Registrable Securities" shall mean (i) the Commitment Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the applicable Registration Statement has been declared effective by the SEC and all such Registrable Securities have been disposed of pursuant to the applicable Registration Statement, (x) all such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) all such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all such Registrable Securities may be sold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.


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      Section 1.33. "Registration Rights Agreement" shall mean the registration rights agreement by and between the Company and the Investor, in the form of Exhibit D hereto.

      Section 1.34. "Registration Statement" or "Registration Statements" shall have the meaning set forth in the Registration Rights Agreement.

      Section 1.35. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.36. "Representative" of a party shall mean any officer, director, employee, agent, counsel, accountant, financial advisor, consultant or other representative of such party.

      Section 1.37. "Sale" shall mean the First Sale together with any and all Subsequent Sales.

      Section 1.38. "Sale Date" shall mean the Trading Day on which a Sale Notice Period expires.

      Section 1.39. "Sale Fees" shall have the meaning specified in Section 10.1(b) hereof.

      Section 1.40. "Sale Notice" shall mean a written notice to the Investor setting forth the intended Closing Date, the Investment Amount and the number of shares of Common Stock that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

      Section 1.41. "Sale Notice Date" shall mean the Trading Day during the Commitment Period upon which a Sale Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.3(b) hereof.

      Section 1.42. "Sale Notice Period" shall mean a period beginning on a Sale Notice Date and ending 7 Trading Days after a Sale Notice Date.

      Section 1.43. "SEC" shall mean the U.S. Securities and Exchange
Commission.

      Section 1.44. "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

      Section 1.45. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.46. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

      Section 1.47. "Strategic Investor" shall mean any Person (i) that intends to participate in the corporate governance of the Company or in the conduct of its business or (ii) as to whom the Company's Board of Directors has made a determination in good faith that such Person will


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develop a material strategic relationship with the Company in connection with its present or future business.

      Section 1.48. "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

      Section 1.49. "Subscription Fee" shall have the meaning set forth in
Section 10.1(a) hereof.

      Section 1.50. "Subsequent Sale" shall have the meaning set forth in
Section 2.1(d) of this Agreement.

      Section 1.51. "Subsequent Sale Shares" shall have the meaning set forth in
Section 2.1(d) of this Agreement.

      Section 1.52. "Subsidiary" shall mean any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

      Section 1.53. "Threshold Closing Price Condition" shall mean that on each Trading Day during any Sale Notice Period the Closing Price must not be less than $1.00.

      Section 1.54. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.55. "Transfer Agent Instructions" shall have the meaning set forth in Section 2.4(a) of this Agreement.

      Section 1.56. "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a Registration Statement.

      Section 1.57. "Warrants" shall mean the Protective Warrants and Incentive Warrant.

      Section 1.58. "Warrant Shares" shall mean the Protective Warrant Shares and the Incentive Warrant Shares.



                                   ARTICLE II

                 SALE AND PURCHASE OF COMMON STOCK AND WARRANTS;
                           TERMINATION OF OBLIGATIONS

      Section 2.1. Sales.

            (a) First Sale. Upon the terms and conditions set forth herein (including without limitation the provisions of Article VII hereof), the Company shall exercise the First Sale by the delivery of a Sale Notice. On the Closing Date relating to the First Sale, the Company shall issue and sell and, if so issued and


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            sold, the Investor shall purchase such number of shares of Common
            Stock for the Investment Amount stated in the applicable Sale Notice, which amount shall not exceed the Maximum Sale Amount, and at the applicable Purchase Price as determined in accordance with the terms and conditions set forth herein (such transaction is referred to herein as the "First Sale," and all such shares are referred to herein as the "First Sale Shares").

            (b) Protective Warrants. In partial consideration for the Investor entering into this Agreement if the Company elects to exercise its right with respect to any Sale to require the Investor to purchase shares of Common Stock that have not been previously registered and are not covered by an effective Registration Statement filed with the SEC, on each Closing Date relating to each such Sale, the Company shall issue and deliver to the Investor a Protective Warrant, with an exercise price of $0.01 for each share of Common Stock, for the purchase of such number of shares of Common Stock as described in such Protective Warrant.

            (c) Incentive Warrant. In partial consideration for the Investor entering into this Agreement, on the applicable Closing Date of the First Sale, the Company shall issue and deliver to the Investor the Incentive Warrant, with an exercise price equal to 150% of the Purchase Price of the First Sale, for the purchase of such number of shares of Common Stock as is equal to $3,000,000 divided by the Purchase Price of the First Sale.

            (d) Subsequent Sales. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Sale Notice Date the Company may exercise a Subsequent Sale by the delivery of a Sale Notice. On the Closing Date relating to each Subsequent Sale, the Company shall issue and sell and the Investor shall purchase such number of shares of Common Stock for the Investment Amount stated in the applicable Sale Notice, which amount shall not exceed the Maximum Sale Amount, at the applicable Purchase Price as determined in accordance with the terms and conditions set forth herein (each such transaction is referred to herein as a "Subsequent Sale," and all such shares are referred to herein as the "Subsequent Sale Shares").

      Section 2.2. Twenty Percent Limitation. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of Delaware and the applicable rules of the Principal Market, no more than 19.9% of the Outstanding shares of Common Stock may be issued and sold pursuant to Sales and the Warrants; provided, that with respect to the issuance of more than 19.9% of the Outstanding shares of Common Stock pursuant to the Warrants, the Investor has the right to require the Company to seek such shareholder approval and upon the written request of the Investor the Company shall as soon as practicable after such request prepare and file with the SEC a proxy statement to be distributed to shareholders of the Company for the purpose of soliciting proxies for use at an annual or special meeting of shareholders of the Company at which such shareholder approval is sought, and in which proxy statement the Company will recommend to its shareholders the foregoing approval.


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      Section 2.3. Sale Notice.

            (a) Timing. At any time during the Commitment Period, the Company may deliver a Sale Notice to the Investor, subject to the conditions set forth in Section 7.2.

            (b) Date of Delivery of Sale Notice. A Sale Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Sale Notice will be deemed delivered, on a day that is not a Trading Day.

      Section 2.4. Closings.

            (a) Subscription Date. On the Subscription Date (i) the Company and the Investor shall execute the Registration Rights Agreement, (ii) the Company shall execute and deliver irrevocable instructions to the transfer agent, in the form of Exhibit E attached hereto (the "Transfer Agent Instructions"), to prepare and deliver to the Investor, following each Sale, a share certificate in the name of the Investor and in the amount of the applicable Commitment Shares, the transfer agent shall confirm and accept such instructions, and a copy of such instructions shall be delivered to the Investor's legal counsel, (iii) the Investor shall deliver to the Company and the Company shall execute a Closing Statement, and (iv) the Company shall pay to the Investor the applicable fees and costs determined in accordance with Section 10.1, by wire transfer of immediately available funds to the account designated in writing by the Investor. In addition, on or prior to the Subscription Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

            (b) Closing Date. On each Closing Date (i) the Company shall issue and deliver to the Investor a Protective Warrant, if required by Section 2.1(b) hereof, (ii) the Company shall instruct the transfer agent to prepare and deliver to the Investor a share certificate in the name of the Investor and in the amount of the applicable Commitment Shares, in accordance with the Transfer Agent Instructions, and the Company shall take all other actions necessary to ensure the prompt delivery of such share certificate to the Investor, (iii) the Investor shall deliver to the Company and the Company shall execute a Closing Statement, and (iv) the Investor shall deliver to the Company the Investment Amount specified in the Closing Statement, less applicable fees and costs determined in accordance with Section 10.1 and Schedule 10.1, by wire transfer of immediately available funds to the account designated in writing in the Sale Notice. On the Closing Date relating to the First Sale, the Company shall deliver the Incentive Warrant to the Investor. In addition, on or prior to each Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

      Section 2.5. Termination of Agreement and Investment Obligation. The Company shall have the right to terminate this Agreement at any time upon 30 days' written notice to the


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Investor. The Investor shall have the right to immediately terminate this
Agreement (including with respect to any Sale, notice of which has been given but the applicable Closing Date has not yet occurred) in accordance with Section
6.12 or in the event that: (i) any Registration Statement has not been declared effective by the SEC within the applicable time periods set forth in Section 1.1 of the Registration Rights Agreement, (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 30 Trading Days during the Commitment Period, or (iii) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 or 6.9.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

      Section 3.1. Intent. The Investor is entering into this Agreement for its own account, and the Investor has no view to the distribution of the Registrable Securities or Warrants and has no present arrangement (whether or not legally binding) at any time to sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of the Registrable Securities or Warrants to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Registrable Securities or Warrants for any minimum or other specific term and reserves the right to dispose of the Registrable Securities or Warrants at any time pursuant to the Registration Statement and in accordance with federal and state securities laws applicable to such disposition.

      Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3. Authority. Each of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5. Organization and Standing. The Investor is duly organized, validly existing, and in good standing under the laws of Bermuda.


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      Section 3.6. Absence of Conflicts. The execution and delivery of this
Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not to the Investor's knowledge (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which the Investor is subject or to which any of its assets, operations or management may be subject.

      Section 3.7. Disclosure; Access to Information. The Investor has received or had access to all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has received and reviewed copies of the SEC Documents.

      Section 3.8. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      Section 3.9. Resale Restrictions. Investor acknowledges that any Registrable Securities and Warrants to be acquired by Investor have not been registered under the federal securities laws or any applicable state securities laws in reliance upon exemptions available for non-public or limited offerings. Investor understands that it must bear the economic risk of the investment in the Registrable Securities and Warrants because the Registrable Securities and Warrants have not been so registered and therefore are subject to restrictions upon transfer such that they may not be sold or otherwise transferred unless registered under the applicable securities laws or an exemption from such registration is available. The Investor will not reoffer, sell, assign, transfer, pledge, encumber, hypothecate or otherwise dispose of any Registrable Securities or the Warrants in the absence of an effective registration statement, qualification or authorization relating thereto under federal and applicable state securities laws or an opinion of qualified counsel satisfactory to the Company to the effect that the proposed transaction in the Registrable Securities or the Warrants will neither constitute or result in any violation of the federal or state securities laws. Subject to Section 8.1 of this Agreement, any certificate or other document that may be issued representing any shares of Registrable Securities or the Warrants may be endorsed with a legend to this effect.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

      Section 4.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has


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all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents or on Schedule 4.1 hereto, the Company does not own more than 50% of the outstanding capital stock of or control any other Person. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      Section 4.2. Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants and to issue the Commitment Shares, the Warrants and the Warrant Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrants, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrants at the time of their delivery will be duly executed, issued and delivered, by the Company and at the time of their delivery will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.3. Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 4.4. Books and Records. The minute books and other similar records of the Company and its subsidiaries as made available to Investor prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the subsidiaries. The stock transfer ledgers and other similar records of the Company and the subsidiaries as made available to Investor prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the subsidiaries. Except as set forth on
Schedule 4.4 hereto, neither the Company nor any subsidiary has any of its books or records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a subsidiary.

      Section 4.5. Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, of which 26,167,571 shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which are issued and outstanding. Except as follows, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company: (i) options to purchase not more than 4,762,147 shares of Common Stock with purchase prices between $0.056 and $35.75 per share; (ii) as disclosed in the Company's current report on Form 8-K, filed with the SEC on January 26, 2001 (SEC File No. 000-25759) (the "8-K"), 5% Convertible Debentures due June 5, 2003 (the "Debentures") for an aggregate principal amount of $30,000,000, the conversion price for which is initially $16.69 per share of Common Stock, the conversion price being subject to adjustment as set forth in the Debentures; and (iii) as disclosed in the 8-K, Common Stock Purchase Warrants (the "Company Warrants") exercisable for shares of Common Stock having a value of no more than $13,000,000, which Company Warrants are initially exercisable at a price of $6.00 per share of Common Stock, the exercise price being subject to adjustment as further described in the 8-K and as set forth in the Company Warrants. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

      Section 4.6. Registration and Listing of Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the NASDAQ National Market.

      Section 4.7. Financial Statements. Prior to the execution of this Agreement, the Company has delivered to the Investor true and complete copies of the unaudited balance sheets of the Company and its consolidated subsidiaries as of September 30, 2000, and the related unaudited consolidated statements of operations and stockholders' equity for the portion of the fiscal year then ended. The financial statements of the Company delivered to the Investor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.8. SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, audited financial statements, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied as to form and substance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.9. Exemption from Registration; Valid Issuances; New Issuances. The sale and issuance of the Warrants, the Warrant Shares, and the Commitment Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement, may and will be properly issued pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as provided herein and in the Warrants, the Commitment Shares and the Warrant Shares will be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Commitment Shares, the Warrants, or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement or the Warrants will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Commitment Shares, the Warrant Shares, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company, other than changes to the conversion ratios applicable to Outstanding Capital Shares or Outstanding rights convertible into Capital Shares as described on Schedule 4.9 hereto. The Commitment Shares and the Warrant Shares will not subject the Investor to personal liability by reason of the ownership thereof. The Commitment Shares and Warrant Shares have been duly authorized by the Company, but have not been issued (whether or not subsequently repurchased by the Company) to any Person, and when issued to the Investor in accordance with this Agreement and the Warrants will not have been issued (whether or not subsequently repurchased by the Company) to any Person other than the Investor.

      Section 4.10. No General Solicitation or Advertising. In regard to the transactions contemplated hereby, neither the Company nor any of its Affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Commitment Shares, the Warrants, or the Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.11. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Commitment Shares, the Warrants and the Warrant Shares do not and will not
(i) result in a violation of the Certificate or By-Laws or (ii) except as set forth on Schedule 4.9, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, the Commitment Shares, the Warrants, or the Warrant Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

      Section 4.12. No Material Adverse Change. Except as set forth in the SEC Documents, since September 30, 1999 no event has occurred that would have a Material Adverse Effect on the Company.

      Section 4.13. No Undisclosed Liabilities. Except as set forth in the SEC Documents and on Schedule 4.13 hereto, the Company has no liabilities or obligations that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses since December 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.14. No Undisclosed Events or Circumstances. Except as set forth in the SEC Documents, since December 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly disclosed or announced.

      Section 4.15. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Common Stock, the Commitment Shares, the Warrants or the Warrant Shares under the Securities Act.

      Section 4.16. Litigation and Other Proceedings. Except as set forth in the SEC Documents and on Schedule 4.16 hereto, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which have had or might have a Material Adverse Effect. Except as set forth in the SEC Documents and on Schedule 4.16 hereto, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which has resulted in or might result in a Material Adverse Effect.

      Section 4.17. No Misleading or Untrue Communication. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Commitment Shares, the Warrants or the Warrant Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      Section 4.18. Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock and
(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

      Section 5.1. Compliance. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      Section 6.1. Registration Rights. The Company shall take all actions in its power to cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply in all respects with the terms thereof.

      Section 6.2. Reservation of Common Stock. Until the later of the date on which all Warrants issued have been exercised in full or have expired, the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Warrant Shares. Such amount of shares of Common Stock to be reserved shall be sufficient to comply with the Company's obligation to issue Common Stock to the Investor pursuant to the Incentive Warrant and the Protective Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered.

      Section 6.3. Listing of Common Stock. The Company shall exercise reasonable best efforts to maintain the listing or quotation of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the Closing Date for any Sale) will use reasonable best efforts to cause the Commitment Shares and the Warrant Shares with respect to each Sale to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Commitment Shares and the Warrant Shares, and shall take such other action as is reasonably necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.4. Exchange Act Registration. The Company shall comply with all applicable requirements set forth in the Registration Rights Agreement, including without limitation its obligation to file each Registration Statement with the SEC within the applicable time periods set forth in the Registration Rights Agreement. After each Registration Statement becomes effective, the Company shall use its best efforts to cause the Common Stock covered by such Registration Statement to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

      Section 6.5. Legends. The certificates evidencing the Warrants, the Commitment Shares and the Warrant Shares shall be free of legends, except as provided for in Article VIII.

      Section 6.6. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7. Additional SEC Documents. Until all Registrable Securities issued or issuable to the Investor pursuant to this Agreement may be sold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act, the Company shall, as and when the originals thereof are submitted to the SEC for filing, notify the Investor in writing of its submission of any SEC Documents furnished or submitted to the SEC, and upon the request of the Investor the Company shall deliver to the Investor copies of all SEC Documents so furnished or submitted to the SEC.

      Section 6.8. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Subsequent Sale. The Company shall immediately notify the Investor, but in no event later than two business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Sale Notice during the continuation of any of the foregoing events.

      Section 6.9. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) executes a written instrument acknowledging and assuming the obligation to issue to the Investor, upon any Sale or the exercise of any Warrant, in lieu of each share of Common Stock theretofore issuable upon such Sale or exercise of any such Warrant, other securities, money or property receivable upon such merger, consolidation or transfer had the Sale or exercise of such Warrant occurred immediately prior to such merger, consolidation or transfer.

      Section 6.10. Issuance of Commitment Shares, Warrant Shares and Additional Shares. The sale of the Commitment Shares, and the issuance of the Warrant Shares pursuant to exercise of the Warrants shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrants through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9) under the Securities Act and any applicable state law.

      Section 6.11. Legal Opinion on Subscription Date. The Company's independent counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit F, except for paragraph 7 thereof.

      Section 6.12. No Similar Arrangement; Right of First Refusal. The Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to sell shares of its securities to one or more investors, other than a Strategic Investor, in placements exempt from registration under the Securities Act until 60 calendar days after this Agreement is terminated pursuant to Section 2.5 hereof (the "Exclusivity Period"). If the Company, for the purpose of obtaining any additional financing, wishes to sell shares of its securities in placements exempt from registration under the Securities Act during the Exclusivity Period (a "Third Party Sale") to a party other than a Strategic Investor and other than the Investor (the "Third Party"), the Company shall first offer (the "Offer") to the Investor, in writing, the right to purchase such shares (the "Offered Shares") at the bona fide price offered by the Third Party (the "Offer Price"). The Offer shall grant the Investor the right during the 5 Trading Days immediately following the date of the Offer to elect to purchase any or all of the Offered Shares. The Company, in connection with such a Third Party Sale, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Third Party Sale to any of its Affiliates without first making an Offer to the Investor. If the Investor so exercises its right to purchase any or all of the Offered Shares, the purchase will be treated as a Subsequent Sale except that the purchase price for the Offered Shares shall be the Offer Price. The closing and method of payment shall be as provided for in Sections 2.3 and 2.4 hereof and the Closing Date shall be 7 Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase any or all of the Offered Shares, then during the 60 calendar days immediately following the expiration of such right, the Company shall be free to sell any or all of the Offered Shares to a purchaser for a purchase price not lower than the Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Offer. In the event that the Company effects a Third Party Sale other than in accordance with this Section 6.12, the Investor may immediately terminate this Agreement. Notwithstanding the foregoing, the Company shall be permitted to issue shares of its securities in connection with an acquisition of another entity or assets related to the Company's current or future business.

      Section 6.13. Public Announcements. The Company, its Representatives and legal advisors, and the Investor will not issue or make any reports, statements or releases to the public or to any third party with respect to this Agreement or the transactions contemplated hereby without the consent of both the Company and the Investor, which consent shall not be unreasonably withheld. The Company, its Representatives and legal advisers, and the Investor also will obtain the other party's prior approval of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement or in any way referring to the other party or affiliates of the other party. If either party is unable to obtain the approval of its public report, statement, or press or other release from the other party and such report, statement, or press or other release is, in the opinion of legal counsel to such party, required by applicable law or by any rule or regulation of the Principal Market in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or press or other release and promptly furnish the other party with a copy thereof.

                                   ARTICLE VII

                            CONDITIONS TO DELIVERY OF
                     SALE NOTICES AND CONDITIONS TO CLOSING

      Section 7.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Commitment Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

            (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

            (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

      Section 7.2. Conditions Precedent to the Right of the Company to Deliver a Sale Notice and the Obligation of the Investor to Purchase Commitment Shares. The right of the Company to deliver a Sale Notice and the obligation of the Investor hereunder to acquire and pay for the Commitment Shares incident to a Closing is subject to the satisfaction, on (i) the Subscription Date, (ii) the applicable Sale Notice Date and (iii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions; provided, however, that with respect to the Subscription Date and the Closing relating to the First Sale only, the Investor waives the conditions set forth in paragraphs
(a), (b) and (k) of this Section 7.2:

            (a) Filing of Registration Statements with the SEC. In accordance with the provisions set forth in the Registration Rights Agreement, the Company shall have filed with the SEC Registration Statements covering the resale of Registrable Securities relating to all prior Sales.

            (b) Effective Registration Statements. (1) The Company shall have notified the Investor in accordance with Section 6.8 hereof that all prior Registration Statements covering Registrable Securities relating to the First Sale and any Subsequent Sales have been declared effective by the SEC. (2) In accordance with the Registration Rights Agreement, all such Registration Statements shall remain effective on each Condition Satisfaction Date. (3) Neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to a Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of a Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action). (4) No other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

            (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each

            Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

            (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrants to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

            (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

            (f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing shall not violate the shareholder approval requirements of the Principal Market.

            (g) Legal Opinion. The Company shall have caused to be delivered to the Investor, within 5 Trading Days of the effective date of a Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit F hereto, addressed to the Investor.

            (h) Due Diligence. No dispute in good faith between the Company and the Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in the Registration Statement.

            (i) Ten Percent Limitation. On each Closing Date, the number of Commitment Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock and Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, as determined in accordance with the definition of beneficial ownership in Rule 13d-3 promulgated under the Exchange Act, would result in the Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section

            13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the Sale Notice Date associated with such Closing Date, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares would own more than 9.9% of the Common Stock following such Closing Date.

            (j) No Knowledge. The Company shall have no knowledge of any event reasonably likely to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such notice is deemed delivered).

            (k) Minimum Time Interval. The Minimum Time Interval shall have elapsed.

            (l) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. Following each Sale Notice, the Company shall promptly provide the Investor with a written schedule stating as of such applicable Sale Notice Date (i) the total number of shares of Outstanding Common Stock,
            (ii) the number of Subsequent Sale Shares issuable with respect to the applicable Closing, (iii) the number of First Sale Shares issued, if any, (iv) the number of Protective Warrant Shares issued or issuable, if any, and (v) the number of Incentive Warrant Shares issued or issuable, if any. If the issuance by the Company of a number of shares of Common Stock equal to the sum of the amounts stated in clauses (ii) through (v), inclusive, hereof would result in a violation by the Company of the shareholder approval requirements of the Principal Market, the applicable Sale Notice shall be deemed null and void.

            (m) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit G hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

      Section 7.3. Due Diligence Review; Non-Disclosure of Non-Public
Information.

            (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

            (b) None of the Company, its officers, directors, employees and agents shall in any event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. As a condition to disclosing any non-public information hereunder, the Company may require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

            (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the applicable Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that such Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                     LEGENDS

      Section 8.1. Legends. Each of the Warrants and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 22, 2001, BETWEEN APPLIEDTHEORY CORPORATION AND CRESCENT INTERNATIONAL LTD. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM APPLIEDTHEORY CORPORATION'S EXECUTIVE OFFICES."

      On the Subscription Date the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) Transfer Agent Instructions, with a copy to the Investor. Other than as required as a result of change in law, such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:


            (a) At any time after the applicable Effective Date, upon surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the applicable Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has transferred the Registrable Securities pursuant to such Registration Statement and has complied with the prospectus delivery requirement; or

            (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

      Section 8.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Registrable Securities, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

      Section 8.3. Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor's obligations to comply with all applicable securities laws.


                                   ARTICLE IX

                          INDEMNIFICATION; ARBITRATION


      Section 9.1. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Investor's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Company shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

            (b) The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, insofar as such Damages (or other actions or proceedings in respect thereof) arise out of (1) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Company's gross negligence, recklessness or bad faith in performing its obligations under this Agreement or (2) an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, or any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor in any questionnaire or other request by the Company, or otherwise specifically stating that it is for use in the preparation thereof; provided, however, that such written information furnished to the Company by the Investor is not materially altered by the Company; and provided, further, that the maximum aggregate liability of the Investor shall be limited to the amount by which the total price at which the Registrable Securities held by the Investor were sold to the public exceeds the amount actually paid by the Investor under this Agreement for such Registrable Securities sold to the public.

      Section 9.2. Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any Affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of
            Section 9.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the

            Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending 30 calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim, and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
                  (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of 30 calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

            (b) In the event any Indemnified Party should have a claim under
            Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of 30 calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

      Section 9.3. Arbitration. Any controversy, claim or dispute arising out of or in connection with this Agreement, the Registration Rights Agreement or the Warrants, including any question regarding its existence, validity, interpretation, breach, or termination, shall be referred to and finally resolved in accordance with the International Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitral tribunal may be entered by any court having jurisdiction thereof or having jurisdiction over any party or any party's assets.

            (a) The tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third, who shall be the chairperson of the tribunal, by the two party-appointed arbitrators within 30 days of the last of their appointments. Save that, if either party should fail to appoint an arbitrator within 30 days of receiving written notice of the appointment of an arbitrator by the other party, the second arbitrator shall, at the written request of the party which has already made an appointment, be appointed forthwith by the American Arbitration Association. Likewise, if the party-appointed arbitrators fail to make an agreed appointment for the chairperson within 30 days of the last of their appointments, the chairperson shall, at the written request of either party, be appointed forthwith by the American Arbitration Association.

            (b) The place of arbitration shall be New York, New York.

            (c) This arbitration clause and the conduct of the arbitral proceedings shall be governed by the Federal Arbitration Act, 9 U.S.C.A. sec. 1 et seq.

            (d) The language of the arbitration shall be English.

            (e) Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.

            (f) To the extent practicable, the arbitral tribunal shall render its award no more than 60 calendar days from the date that the three member tribunal is constituted. The arbitral tribunal shall not lose jurisdiction over the matter based on a failure to render an award within this time period.

                                    ARTICLE X

                                  MISCELLANEOUS


      Section 10.1. Fees and Transaction Costs. In connection with the execution of this agreement the following Sale Fees and Transaction Costs (as defined below) are payable by the Company. The Investor is authorized by the Company to retain and to pay, on behalf of the Company, the Subscription Fee, Sale Fees and Transaction Costs to the payee entities in accordance with Schedule 10.1, and may deduct such amounts from any sums due to the Company on the Closing Date.

            (a) Subscription Fee. On the Subscription Date, the Company shall pay to the Investor the subscription fee amount set forth on
            Schedule 10.1 (the "Subscription Fee").

            (b) Sale Fees. On each Closing Date, the Company shall pay certain fees (the "Sale Fees") to the payee entities in accordance with
            Schedule 10.1.

            (c) Transaction Costs. The fees, expenses and disbursements of the Investor's counsel (the "Investor Legal Fees") shall be paid as follows: (i) the Investor shall pay the initial $10,000 of Investor Legal Fees and (ii) the Company shall pay all Investor Legal Fees in excess of $10,000. The Company shall pay the Investor due diligence costs in connection with the consummation of this Agreement and the transactions contemplated hereby (the "Due Diligence Costs," and together with the Investor Legal Fees, the "Transaction Costs"), up to a maximum amount of $10,000. The Company shall pay to the Investor the Company's share of the Transaction Costs on the Subscription Date, to the extent such share of the Transaction Costs can be determined on the Subscription Date. The Company shall pay its share of the remaining Transaction Costs to the Investor not later than 10 days after receipt of notice from the Investor that such amount is due. The Company agrees to pay its own expenses incident to the performance of its obligations hereunder.

      Section 10.2. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the Closing Price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the Bloomberg L.P. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 10.3. Brokerage. Except as disclosed in Section 10.1, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker which would impose a legal obligation to pay any fee or commission. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

      Section 10.4. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

            AppliedTheory Corporation
            1500 Broadway
            New York, NY 10036
            Attention: Robert F. Mechur, Esq., General Counsel
            Telephone: (315) 453-2912, ext. 5229
            Facsimile: (315) 479-0824

with a copy (which shall not constitute notice) to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, NY 10019
            Attention: Frank E. Morgan II, Esq.
            Telephone: (212) 259-8320
            Facsimile: (212) 259-6333
if to the Investor:

            Crescent International Ltd.
            c/o GreenLight (Switzerland) SA
            84, av Louis-Casai
            1216 Geneva, Cointrin
            Switzerland
            Attention: Mel Craw/Maxi Brezzi
            Telephone: +41 22 791 71 69
            Facsimile: +41 22 929 53 94

with a copy (which shall not constitute notice) to:

            Clifford Chance Rogers & Wells LLP
            200 Park Avenue
            New York, NY  10166
            Attention: Sara P. Hanks, Esq./Earl S. Zimmerman, Esq.
            Telephone: (212) 878-8000
            Facsimile: (212) 878-8375

   Either party hereto from time to time may change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 10.5. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any Affiliate of the Investor upon the prior written consent of the Company, which consent shall not to be unreasonably withheld provided, however, that any such assignment or transfer shall relieve the Investor of its duties under this Agreement only upon performance thereof by any such assignee or transferee.

      Section 10.6. Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

      Section 10.7. Annexes and Exhibits; Entire Agreement. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Warrants and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

      Section 10.8. Survival. The provisions of Articles VI, VIII, IX and X, and of Section 7.3, shall survive the termination of this Agreement.

      Section 10.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 10.10. Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

      Section 10.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

      Section 10.12. Choice of Law. This Agreement shall be construed under the laws of the State of New York.

      Section 10.13. Other Expenses. In the event that a dispute between the parties is not determined by a Board of Arbitration, the non-prevailing party in any action, suit or proceeding shall bear all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of such action, suit or proceeding.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                           CRESCENT INTERNATIONAL LTD.


                           By:     /s/ Mel Craw            /s/ Michel Peche
                               -------------------------------------------------
                               Name:  Mel Craw / Michel Peche
                               Title:


                            APPLIEDTHEORY CORPORATION


                           By:            /s/ David A. Buckel
                               -------------------------------------------------
                               Name:  David A. Buckel
                               Title: Sr. VP / CFO